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                                                                   EXHIBIT 24(b)
                                POWER OF ATTORNEY

         The undersigned, a Director of Malan Realty Investors, Inc., a Michigan corporation (the "Company"), does hereby constitute and appoint Michael K. Kaline and Elliott J. Broderick, and each of them, with full power of substitution, as his or her true and lawful attorney and agent to execute in his or her name and on his or her behalf, as a Director of the Company, the Company's Registration Statement on Form S-8, and any and all amendments thereto (including post-effective amendments), to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and any and all instruments that such attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations, and requirements of the Commission in respect thereof, and the securities or "Blue Sky" laws of any State or other governmental subdivision; and the undersigned does hereby ratify and confirm as his or her own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Each such attorney or agent shall have, and may exercise, all of the powers hereby conferred.
         IN WITNESS WHEREOF, the undersigned has hereunto subscribed his signature this 25th day of September, 2000.

                                   /s/ Jill Holup
                                   --------------------------------------------
                                   Jill Holup






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